Exhibit 23.1

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
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www.sealebeers.com


        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We consent to the use, in the Amendment No. 2 to the Form 10-K of EZJR, Inc., of our report dated October 10, 2009 (except for Notes 7 and 9, which are dated December 18, 2009; Notes 2 and 6, which are dated January 28, 2010; and Notes 1, 3, and 11, which are dated July 27, 2010), on our audit of the financial statements of EZJR, Inc. as of June 30, 2009 and June 30, 2008 (restated), and the related statements of operations, stockholders' equity and cash flows for the years then ended June 30, 2009 and June 30, 2008 (restated), and from inception on August 14, 2006 through June 30, 2009, and the reference to us under the caption "Experts."


/s/ Seale and Beers, CPAs, LLC
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    Seale and Beers, CPAs
    Las Vegas, Nevada
    July 27, 2010


            Seale and Beers, CPAs PCAOB & CPAB Registered Auditors 50 SOUTH JONES BLVD. SUITE 202, LAS VEGAS, NEVADA 89107
                     (888) 727-8251 Fax: (888) 782-2351